Exhibit 5.1

November 7, 2005

Avicena Group, Inc.

228 Hamilton Avenue, Third Floor

Palo Alto, CA 94301

Re:	Registration Statement filed with the U.S. Securities and Exchange Commission

Ladies and Gentlemen:

We have acted as counsel to Avicena Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (File No.                 ) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 21,000,000 shares of common stock, $.001 par value (the “Registered Securities”), for resale by certain selling stockholders named in the Registration Statement.

For the purpose of rendering this opinion, we have examined such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

Based upon our examination described above, subject to the assumptions stated, it is our opinion that the Registered Securities, when issued and sold in accordance with the Registration Statement and the final prospectus thereunder, will be legally issued, fully paid, and nonassessable.

The opinions expressed above are limited to questions arising under applicable Delaware law, including the Delaware Constitution, statutory provisions and reported judicial decisions interpreting such law.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the categories of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sachnoff & Weaver, Ltd.

SACHNOFF & WEAVER, LTD.

DRN/JAS/KR